UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

November 9, 2016
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ShoreTel held its Annual Meeting of Stockholders on November 9, 2016 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

At the Annual Meeting, the Company’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of two Class I directors to the Board of Directors to hold office for a three-year term;

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2017;

(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

(4)	The approval of the Company’s 2016 Employee Stock Purchase Plan.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Class I Directors

The Company’s stockholders elected two Class I directors to the Board of Directors to serve for a three-year term or until their successors are duly elected and qualified as set forth below:

Nominee	Total Vote for Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Marjorie Bowen	51,651,772	489,882	9,116,632
Mark Bregman	51,064,802	1,076,852	9,116,632

Proposal II – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2017

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2017 as set forth below:

For	Against	Abstain
61,056,308	92,397	109,581

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
50,995,155	1,028,386	118,113	9,116,632

Proposal IV – Approval of the Company’s 2016 Employee Stock Purchase Plan

The Company’s stockholders cast their votes with respect to the approval of the Company’s 2016 Employee Stock Purchase Plan as set forth below:

For	Against	Abstain	Broker Non-Votes
51,207,422	825,603	108,629	9,116,632

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date: November 9, 2016	By:	/s/ Allen Seto
Name: Allen Seto
Title: Vice President and General Counsel